UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 12, 2005

APAC Customer Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Illinois	0-26786	36-2777140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Six Parkway North, Deerfield, Illinois		60015
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	847-374-4980

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information reported below in Item 5.02 "Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers" is hereby incorporated by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

APAC Customer Services, Inc. (the "Company") announced on September 14, 2005 that, on September 12, 2005, it received a NASDAQ Staff Deficiency Letter indicating that the Company has failed to comply with the minimum bid price requirements for continued listing required by Marketplace Rule 4450(a)(5) because the bid price for the Company’s common stock has closed below $1.00 per share for thirty consecutive business days. A copy of the Company’s Press Release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference. In accordance with Marketplace Rule 4450(e)(2), the Company has until March 13, 2006 to regain compliance with this requirement. Compliance will be achieved if the bid price per share of the Company’s common stock closes at or above $1.00 for a minimum of ten consecutive business days.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company announced on September 15, 2005 that it had appointed George H. Hepburn III as Senior Vice President and Chief Financial Officer on September 14, 2005 effective September 19, 2005. A copy of the Company’s Press Release is attached herto as Exhibit 99.2 and is hereby incorporated by reference.

Mr. Hepburn, age 46, was most recently Senior Vice President Finance and Development for Caremark Rx, Inc., a pharmacy benefit manager, where his responsibilities included financial operations, underwriting and pricing, industry analysis and administration. Mr. Hepburn joined Caremark in November 1993 and became Senior Vice President Finance and Development in June 1998. Prior positions with Caremark included Vice President Finance and Development for the Pharmaceutical Services Group and Vice President Finance/Controller of the Prescription Services Division.

Mr. Hepburn entered into an Employment Agreement with the Company on September 14, 2005 which provides for an annual salary of $300,000. A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and is hereby incorporated by reference. In connection with his Employment Agreement, Mr. Hepburn will receive options to purchase 300,000 Common Shares of the Company at an exercise price equal to the average of the highest and lowest quoted selling prices on the NASDAQ stock market on September 19, 2005. These options vest in equal installments over five years. Mr. Hepburn is eligible for bonuses under the Company’s Management Incentive Plan and severance payments in the amount of twelve months base salary in the event of termination of his employment other than for cause or his resignation for good reason. Mr. Hepburn will enter into non-competition and confidentiality agreements and will sign an Employment Security Agreement with the Company which provides for severance payments equal to eighteen months salary plus target bonus payable upon termination of his employment either by the Company, other than for cause, or by Mr. Hepburn for good reason within one year after a change in control. Additional details regarding the Company’s Management Incentive Plan and Employment Security Agreements can be found in the Company’s Proxy Statement for its Annual Meeting of Shareholders held on June 3, 2005.

On September 14, 2005, the Company elected John C. Kraft to its Board of Directors effective October 1, 2005. Mr. Kraft, age 63, is the former Vice Chairman and Chief Operating Officer of Leo Burnett, an advertising agency. Mr. Kraft will also serve as a member of the Audit Committee of the Board of Directors.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Employment Agreement, dated September 14, 2005, with George H. Hepburn III

Exhibit 99.1 Press Release issued by the Company on September 14, 2005

Exhibit 99.2 Press Release issued by the Company on September 15, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APAC Customer Services, Inc.

September 15, 2005	By:	/s/ Robert J. Keller

Name: Robert J. Keller
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated September 14, 2005, with George H. Hepburn III
99.1	Press Release issued by the Company on September 14, 2005
99.2	Press Release issued by the Company on September 15, 2005